EXHIBIT 99.01
News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Yunsun Wee	Helyn Corcos
Symantec Corporation	Symantec Corporation
310-449-7009	408-517-8324
ywee@symantec.com	hcorcos@symantec.com
SYMANTEC REPORTS THIRD QUARTER 2007 RESULTS
Company announces $200 million in cost savings target
CUPERTINO, Calif. — Jan. 24, 2007 — Symantec Corp. (Nasdaq: SYMC) today reported results for the third quarter of fiscal year 2007, ended Dec. 29, 2006. GAAP revenue for the quarter was $1.313 billion and non-GAAP revenue was $1.324 billion. Non-GAAP revenue grew 6 percent over the comparable period a year ago.
GAAP deferred revenue at the end of the December 2006 quarter was $2.46 billion. Non-GAAP deferred revenue at the end of the quarter reached $2.49 billion, growing 25 percent compared to the December 2005 quarter.
GAAP Results: GAAP net income for the fiscal third quarter was $114 million, compared to $91 million for the same quarter last year. Diluted earnings per share was $0.12 compared to $0.08 per share for the same quarter last year.
Non-GAAP Results: Non-GAAP net income for the fiscal third quarter was $248 million, compared to $282 million for the same quarter last year. Non-GAAP diluted earnings per share was $0.26 in both periods. For a detailed reconciliation of our GAAP to non-GAAP results, please refer to the attached consolidated financial statements.
“With a disappointing quarter behind us, we are moving to better align our costs with our new revenue expectations,” said John W. Thompson, Symantec chairman and chief executive officer. “I am confident that we have the right strategy in place; however, we must sharpen our execution.”
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Symantec Reports Third Quarter 2007 Results

Financial Highlights
For the quarter, Symantec’s Consumer business represented 31 percent of total revenue and grew 24 percent year-over-year on a non-GAAP basis. Services represented 4 percent of total revenue and grew 8 percent year-over-year. The Security and Data Management business represented 39 percent of total revenue and grew 3 percent year-over-year. The Data Center Management business represented 26 percent of total revenue and declined 8 percent year-over-year.
International revenues represented 50 percent of total revenue in the third quarter and grew 7 percent year-over-year on a non-GAAP basis. The Asia Pacific/Japan revenue for the quarter represented 14 percent of total revenue and grew 11 percent year-over-year. The Americas, including the United States, Latin America, and Canada, represented 55 percent of total revenue and increased 5 percent year-over-year. The Europe, Middle East, and Africa region represented 31 percent of total revenue for the quarter and grew 5 percent year-over-year.
Cost-Saving Initiative
In order to align costs with new revenue expectations, Symantec plans to reduce its cost structure by $200 million. The company has identified a number of areas to achieve its target: reduce new hires; reduce contractor and consulting spending; reduce travel spending; consolidate additional facilities; and reduce the current workforce in certain business functions and geographies.
March Quarter and Fiscal Year 2007 Guidance
Symantec is reaffirming its revised guidance provided on Tuesday, Jan. 16, 2007. The impact of the cost saving initiative is expected to be modest in the March 2007 quarter and has been taken into account in the guidance.
For the March 2007 quarter, GAAP revenue is estimated between $1.24 billion and $1.27 billion. GAAP diluted earnings per share for the March quarter is estimated between $0.04 and $0.06. For the fiscal year ending March 2007, GAAP revenue is estimated in the range of $5.08 billion to $5.11 billion. GAAP diluted earnings per share is estimated between $0.36 and $0.39. It is possible, however, that there will be a restructuring charge related to the cost savings efforts that would affect GAAP earnings for the March 2007 quarter.
Non-GAAP revenue for the March 2007 quarter is estimated between $1.25 billion and $1.28 billion. Non-GAAP diluted earnings per share is estimated between $0.18 and $0.20. For the fiscal year ending March 2007, non-GAAP revenue is estimated in the range of $5.13 billion to $5.16 billion. Non-GAAP diluted earnings per share is estimated between $0.92 and $0.95.
Deferred revenue is expected to be in the range of $2.60 billion and $2.65 billion. Cash flow from operations is expected to be of the order of $1.5 billion.
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Symantec Reports Third Quarter 2007 Results

Quarterly Highlights
•	Symantec signed 389 contracts worldwide worth more than $300,000 each, including 112 worth more than $1 million each, during the quarter. Of those 389 contracts, nearly 80 percent were multiple product deals.

•	In North America, Symantec signed new or extended agreements with customers including Devon Energy Corp., one of the largest independent oil and gas producers and processors of natural gas and natural gas liquids in North America; Nortel, a global leader in delivering communications capabilities; Palm Inc., a leader in mobile computing; Savvis, Inc., global leader in IT infrastructure services for business applications; and United States Postal Service, which delivers 213 billion pieces of mail to more than 146 million homes, businesses and Post Office boxes in virtually every state, city, and town in the United States.

•	New or extended agreements with international customers included Absa Group Limited, one of South Africa’s largest financial services organizations; ANZ, a major Australian financial institution; Bank of Communications Co., Ltd, one of the famous commercial banks of China; Beijing Mobile and Hebei Mobile, subsidiaries of China Mobile Ltd., the leading mobile services provider in China; CTI Móvil, a subsidiary of América Móvil, S.A. de C.V., the leading provider of wireless services in Latin America with more than 115 million wireless subscribers as of October 2006; Fujian Telecom, a subsidiary of China Telecom Corporation Limited; HDFC, a leading Indian private sector bank with more than 400 branches and offices nationwide; KAZ, the largest Australian owned ICT company and a leading provider of managed IT services; Malam Communications, a specialist in a variety of IT solutions serving hundreds of customers in all sectors of economy; Mindware SA, a leading distributor of quality IT products to the Middle East and North Africa; Mobile Telephone Networks (MTN), a GSM cellular network operator delivering services in 21 countries in Africa and the Middle East; National Commodity & Derivatives Exchange Limited (NCDEX), a national-level, professionally managed, online commodity exchange; Rostelekom, Russia’s national long-distance telecom carrier; The Suncorp Group, one of Australia’s leading banking, insurance, investment and superannuation organizations; and WIPRO Limited, the world’s largest independent R&D Services Provider.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss results from the fiscal third quarter, ended Dec. 29, 2006, and to review guidance for the fiscal year 2007. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
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Symantec Reports Third Quarter 2007 Results

About Symantec
Symantec is a global leader in infrastructure software, enabling businesses and consumers to have confidence in a connected world. The company helps customers protect their infrastructure, information, and interactions by delivering software and services that address risks to security, availability, compliance, and performance. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to projections of future revenue and earnings per share for the fourth quarter and fiscal year 2007, and projections of deferred revenue, cash flow from operations, amortization of acquisition-related intangibles and stock-based compensation. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance; and any potential effects of Staff Accounting Bulletin 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which we will be required to adopt in the fourth quarter of fiscal year 2007, on our results of operations and financial conditions. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended March 31, 2006 and our Form 10-Q for the quarter ended Sept. 30, 2006. We assume no obligation to update any forward-looking information contained in this press release.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our Web site at www.symantec.com/invest/center.html.

SYMANTEC CORPORATION
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	March 31,
	2006	2006
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$2,977,610	$2,865,802
Trade accounts receivable, net	742,989	670,937
Inventories	41,240	48,687
Current deferred income taxes	154,673	131,833
Other current assets	210,017	190,673

Total current assets	4,126,529	3,907,932
Property and equipment, net	1,038,526	946,217
Acquired product rights, net	992,638	1,238,511
Other intangible assets, net	1,295,445	1,440,873
Goodwill	10,352,430	10,331,045
Other long-term assets	94,148	48,605

	$17,899,716	$17,913,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes	$—	$512,800
Accounts payable	198,622	167,135
Accrued compensation and benefits	301,142	277,170
Current deferred revenue	2,113,056	1,915,179
Other accrued expenses	186,193	185,882
Income taxes payable	343,148	419,401

Total current liabilities	3,142,161	3,477,567
Convertible senior notes	2,100,000	—
Long-term deferred revenue	349,466	248,273
Long-term deferred tax liabilities	231,240	493,956
Other long-term obligations	22,118	24,916
Stockholders’ equity:
Common stock	9,275	10,409
Capital in excess of par value	10,511,659	12,426,690
Accumulated other comprehensive income	188,574	146,810
Deferred stock-based compensation	—	(43,595)
Retained earnings	1,345,223	1,128,157

Total stockholders’ equity	12,054,731	13,668,471

	$17,899,716	$17,913,183

SYMANTEC CORPORATION
GAAP Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net revenues	$1,313,040	$1,149,026	$3,834,199	$2,904,832
Cost of revenues:
Cost of revenues	230,212	183,442	662,271	473,194
Amortization of acquired product rights	84,511	85,036	257,460	225,521

Cost of revenues	314,723	268,478	919,731	698,715
Gross profit	998,317	880,548	2,914,468	2,206,117
Operating expenses:
Sales and marketing	493,378	437,183	1,420,366	1,055,229
Research and development	219,578	193,191	657,746	479,605
General and administrative	79,040	64,335	238,887	157,145
Amortization of other intangible assets	50,476	48,427	151,569	98,475
Acquired in-process research and development	—	—	—	284,000
Restructuring	—	15,566	19,478	20,492
Integration	—	2,185	—	15,339
Patent settlement	—	—	—	2,200

Total operating expenses	842,472	760,887	2,488,046	2,112,485
Operating income	155,845	119,661	426,422	93,632
Interest and other income, net	24,845	22,525	103,045	85,246
Interest expense	(6,257)	(6,843)	(20,988)	(14,346)

Income before income taxes	174,433	135,343	508,479	164,532
Provision for income taxes	60,711	44,609	176,532	126,493

Net income	$113,722	$90,734	$331,947	$38,039

Net income per share — diluted	$0.12	$0.08	$0.33	$0.04

Shares used to compute net income per share — diluted	963,309	1,096,609	1,000,020	1,012,956

SYMANTEC CORPORATION
Reconciliation of Consolidated Statements of
Operations to Non-GAAP Statements of Operations
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 31,		December 31,
		2006	2005	2006	2005
NET REVENUES:
GAAP net revenues		$1,313,040	$1,149,026	$3,834,199	$2,904,832
Fair value adjustment to Veritas deferred revenue	(A)	10,469	104,201	45,736	240,481
Veritas net revenue	(B)	—	—	—	559,258

Non-GAAP net revenues		$1,323,509	$1,253,227	$3,879,935	$3,704,571

NET INCOME :
GAAP net income:		$113,722	$90,734	$331,947	$38,039
Fair value adjustment to Veritas deferred revenue	(A)	10,469	104,201	45,736	240,481
Amortization of acquired product rights	(C)	84,511	85,036	257,460	297,672
Executive incentive bonuses	(D)	897	2,179	3,954	5,231
Stock-based compensation	(E)	36,117	12,329	118,787	34,137
Restructuring	(F)	—	15,566	19,478	20,492
Integration	(G)	—	2,185	—	27,016
Amortization of other intangible assets	(H)	50,476	48,427	151,569	145,239
Patent settlement	(I)	—	—	—	2,200
Gain on sale of strategic investments	(J)	—	—	—	(732)
Proposed Veritas SEC legal settlement	(K)	—	—	—	30,000
Acquired in-process research and development	(L)	—	—	—	284,000
Gain on sale of assets	(M)	—	—	(16,768)	—
Income tax effect on above items	(N)	(48,434)	(78,295)	(157,991)	(244,520)
Veritas net loss	(O)	—	—	—	(13,492)

Non-GAAP net income		$247,758	$282,362	$754,172	$865,763

NET INCOME PER SHARE — DILUTED:
GAAP net income per share		$0.12	$0.08	$0.33	$0.04
Stock-based compensation adjustment per share	(E)	0.03	0.01	0.09	0.03
Other non-GAAP adjustments per share	(A-D, F-O)	0.11	0.17	0.33	0.67

Non-GAAP net income per share		$0.26	$0.26	$0.75	$0.74

SHARES USED TO COMPUTE NET INCOME PER SHARE — DILUTED:
GAAP Shares used to compute net income per share		963,309	1,096,609	1,000,020	1,012,956
Converted incremental Veritas shares*		—	—	—	162,305

Non-GAAP Shares used to compute net income per share		963,309	1,096,609	1,000,020	1,175,261

*	Converted incremental Veritas shares equals Veritas historical shares multiplied by the exchange ratio of 1.1242.
The non-GAAP financial measures included in the table above are non-GAAP net revenue, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: business combination accounting entries, expenses related to acquisitions, stock-based compensation expense, restructuring charges and charges related to the amortization of other intangible assets, and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below.
(A) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.
(B) Veritas’ net revenue. This amount represents Veritas’ net revenue for the three months ended March 31, 2005. We include Veritas’ net revenue because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.
(C) Amortization of acquired product rights. The amounts recorded as amortization of acquired product rights arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business.

(D) Executive incentive bonuses. Consists of bonuses related to the Veritas acquisition and executive sign-on bonuses for newly hired executives. We exclude these amounts because they arise from prior acquisitions and other infrequent events and we believe they are not directly related to the operation of our business. For the three and nine months ended December 30, 2006 and 2005, executive incentive bonuses were allocated as follows:

	Three months ended		Nine months ended
	December 31,		December 31,
	2006	2005	2006	2005
		(In thousands)
Sales and marketing	$339	$798	$1,552	$1,568
Research and development	558	609	1,802	1,366
General and administrative	—	772	600	2,297

Total executive incentive bonuses	$897	$2,179	$3,954	$5,231

(E) Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with APB 25 and SFAS 123(R) pre and post adoption of SFAS 123(R) on April 1, 2006, respectively. We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three and nine months ended December 31, 2006 and 2005, stock-based compensation was allocated as follows:

	Three months ended	Nine months ended
	December 31,	December 31,
	2006	2006
	(in thousands)
Cost of revenues	$3,819	$12,983
Sales and marketing	12,520	43,811
Research and development	13,803	44,807
General and administrative	5,975	17,186

Total stock-based compensation expenses	$36,117	$118,787

		Three months ended			Nine months ended
		December 31,			December 31,
		2005			2005
	Symantec	Veritas	Total	Symantec	Veritas	Total
	(in thousands)			(In thousands)
Cost of revenues	$—	$—	$—	$—	$901	$901
Sales and marketing	4,089	—	4,089	9,352	1,482	10,834
Research and development	5,658	—	5,658	13,526	2,062	15,588
General and administrative	2,582	—	2,582	5,625	1,189	6,814

Total stock-based compensation expenses	$12,329	$—	$12,329	$28,503	$5,634	$34,137

(F) Restructuring. These amounts arise from severance, benefits, outplacement services, and excess facilities resulting from our company restructurings and we believe they are not directly related to the operation of our business.
(G) Integration. Consists of expenses incurred for consulting services and other professional fees associated with the integration activities for our acquisition of Veritas. These expenses arose from a specific prior acquisition and we believe they are not directly related to the operation of our business. Operating expenses for the three and nine months ended December 31, 2006 did not include integration expenses. For the three and nine months ended December 31, 2005, integration expenses were allocated as follows:

		Three months ended			Nine months ended
		December 31,			December 31,
		2005			2005
	Symantec	Veritas	Total	Symantec	Veritas	Total
		(in thousands)		(in thousands)
Cost of revenues	$—	$—	$—	$—	$1,057	$1,057
Sales and marketing	2	—	2	2,339	3,094	5,433
Research and development	1	—	1	1,158	2,700	3,858
General and administrative	2,182	—	2,182	11,842	4,826	16,668

Total integration expenses	$2,185	$—	$2,185	$15,339	$11,677	$27,016

(H) Amortization of other intangible assets. The amounts recorded as amortization of other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.
(I) Patent settlement. On May 12, 2005, we resolved the Altiris patent litigation matter with a cross-licensing agreement that resolved all legal claims between the companies. We exclude the amount of this settlement that was attributed to benefits in and prior to the period in which the settlement was reached because it arose from a specific litigation matter and we believe it is not directly related to the operation of our business.
(J) Gain on sale of strategic investments. We have equity investments in privately held companies for business and strategic purposes. We exclude the gain on sale of strategic investments because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.
(K) Proposed Veritas SEC legal settlement. Prior to our acquisition of Veritas, Veritas accrued a $30 million penalty based on settlement discussions with the SEC. We include this settlement because we include the Veritas net loss, per note O below, and we do not believe this settlement was directly related to the operation of Veritas’ business.
(L) Acquired in-process research and development. The amounts recorded as acquired in-process research and development arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.
(M) Gain on sale of assets. During the September 2006 quarter, we sold our Milpitas land and buildings for a gain. We exclude the gain on sale of the building because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.
(N) Income tax effect on above items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.
(O) Veritas net loss. This amount represents Veritas net loss for the three months ended March 31, 2005. We include the Veritas net loss because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue Components to Non-GAAP Revenue Components
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2006				Three Months Ended December 31, 2005
	GAAP	Non-GAAP			GAAP	Non-GAAP
	Symantec	Adjustments		Non-GAAP	Symantec	Adjustments		Non-GAAP

Net Revenues	$1,313,040		$10,469 A	$1,323,509	$1,149,026		$104,201 A	$1,253,227

Revenue By Segment:
Security and Data Management	$515,215		$3,646 A	$518,861	$470,713		$33,393 A	$504,106
Data Center Management	$336,194		$6,823 A	$343,017	$303,272		$68,099 A	$371,371
Services	$52,844	$	— A	$52,844	$45,998		$2,709 A	$48,707
Consumer	$408,789	$	— A	$408,789	$329,036	$	— A	$329,036
Other	$(2)	$	— A	$(2)	$7	$	— A	$7

Revenue by Geography:
Americas (*)	$721,495		$6,832 A	$728,327	$621,682		$72,732 A	$694,414
EMEA	$413,377		$2,988 A	$416,365	$374,882		$23,505 A	$398,387
Asia Pacific/Japan	$178,168		$649 A	$178,817	$152,462		$7,964 A	$160,426

Total U.S. Revenue	$652,412		$6,467 A	$658,879	$564,977		$68,255 A	$633,232
Total International Revenue	$660,628		$4,002 A	$664,630	$584,049		$35,946 A	$619,995
We believe the non-GAAP revenue measures set forth above are useful to investors, and such items are used by our management, because revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value is reflective of ongoing operating results.

*	The Americas revenue includes the U.S., Latin America, and Canada.

Footnotes:

A	To include Veritas’ deferred revenue that was excluded as a result of adjustments to fair value.

SYMANTEC CORPORATION
Reconciliation of GAAP deferred revenue
to non-GAAP deferred revenue
(Unaudited)

	December 31, 2006	December 31, 2005
Deferred revenue reconciliation (in thousands)
GAAP deferred revenue	$2,462,522	$1,868,660

Add back:
Fair value adjustment to Veritas deferred revenue (*)	25,448	118,836

Non-GAAP deferred revenue (**)	$2,487,970	$1,987,496

(*)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results.

(**)	We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with the adjusting item as described above.

SYMANTEC CORPORATION
Reconciliation of projected GAAP revenue and earnings per share to non-GAAP revenue and earnings per share
(Unaudited)

	Q4 FY’07	FY’07
Revenue reconciliation (in billions)
GAAP revenue range	$1.24 - $1.27	$5.08 - $5.11

Add back:
Fair value adjustment to Veritas deferred revenue (1)	$0.01	$0.05

Non-GAAP revenue range*	$1.25 - $1.28	$5.13 - $5.16

Earnings per share reconciliation
GAAP earnings per share range	$0.04 - $0.06	$0.36 - $0.39

Add back:
Stock-based compensation, net of tax (2)	$0.03	$0.12
Fair value adjustment to Veritas deferred revenue and amortization of acquired product rights and other intangible assets (1,3,4)	$0.11	$0.44

Non-GAAP earnings per share range*	$0.18 - $0.20	$0.92 - $0.95

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Stock-based compensation, net of tax. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance SFAS 123(R). We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

(4)	Fiscal 2007 also excludes amounts related to executive incentive bonuses, restructuring, and gain on sale of the Milpitas building, which net to an insignificant amount. We exclude these amounts because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.